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                                                                    Exhibit 23.2

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-02736 and 333-40293) of Southern Peru Copper Corporation of our report dated June 28, 1999 relating to the financial statements of the Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York
June 28, 2000